EXHIBIT 99
                     The United Group, Inc.

            Proxy for Special Meeting of Shareholders

The undersigned hereby appoints _____________________ , ______________________, and ________________ as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of The United Group, Inc. ("United") to be held at the Ramada Limited Motel located at Ramada Drive, Celmmons, North Carolina on ____________, 1997, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

   1. To approve the Agreement and Plan of Reorganization dated November 1, 1996, as amended by an amendment thereto dated January 28 , 1997 (the "Merger Agreement") between United and Norwest Corporation ("Norwest") pursuant to which a wholly-owned subsidiary of Norwest will merge with United and United will become a wholly-owned subsidiary of Norwest (the "Merger"), all upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement - Prospectus; and to authorize such further action by the board of directors and officers of United as may be necessary or appropriate to carry out the intent and purposes of the Merger.

          FOR            AGAINST        ABSTAIN

   2. In his discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement - Prospectus relating to the meeting.

   Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted
"FOR" proposal 1.

                                 Dated:
                                 ________________________,
                                 199____

                                 _______________________________
                                 _______
                                 (Please sign exactly as name
                                 appears at left.)

                                 _______________________________
                                 _______
                                 (If stock is owned by more than
                                 one person, all owners should
                                 sign.  Persons signing as
                                 executors, administrators,
                                 trustees, or in similar
                                 capacities should so indicate.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.